SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2019

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of Incorporation	Commission File Number	IRS Employer I.D. Number

1460 Fifth Avenue, Bay Shore, New York 11706

(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIRI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on December 20, 2018, pursuant to a Stock Purchase Agreement dated as of March 21, 2018 (“SPA”), we completed the sale of all of the outstanding shares of our subsidiary, Welding Metallurgy, Inc., which included our subsidiaries Miller Stuart, Woodbine, Decimal and Compac Development Corp. (collectively, the “WMI Group”), to CPI Aerostructures, Inc. (“CPI”) for a purchase price of $9,000,000, reduced by an estimated working capital adjustment as determined by us prior to closing of $1,093,000. The SPA required that we deposit $2,000,000 into escrow as security for any amounts that might be due as a final working capital adjustment and in respect of our obligation to indemnify CPI against damages arising out of the breach of our representations and warranties and obligations under the SPA. As of June 30, 2019, we have reserved $1,770,000 against the escrow deposit in respect of the anticipated working capital adjustment.

On March 19, 2019, in accordance with the procedures set forth in the SPA, we received a notice from CPI claiming that the working capital deficit used to compute the purchase price was understated. Again, in accordance with the SPA, the issue of the amount of the working capital deficit was submitted to BDO USA, LLP (“BDO”), acting as an expert, and it issued a report dated September 3, 2019, where it determined that the amount of the working capital deficit was approximately $4,145,870.

On September 9, 2019 we received a demand from CPI for payment of such amount. We advised CPI that the determination of BDO is void because, among other things, we believe BDO exceeded the scope of its authority as set forth in the SPA. On September 27, 2019, CPI filed a notice of motion in the Supreme Court of the State of New York, County of New York, against us seeking, among other things, an order of specific performance requiring us to deliver the funds deposited in escrow, together with the balance of the working capital deficit which it claimed, and a judgment against us in the amount of approximately $4,200,000 of which $2,000,000 would be satisfied by delivery of the funds in escrow. For, among others, the reasons stated above we intend to contest vigorously any claim CPI may make for payment based on the BDO Report.

The SPA was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 23, 2018. The Second Amendment to the Stock Purchase Agreement, dated as of December 20, 2018 (the “Second Amendment”), was included as Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2019. The description of the SPA contained herein does not purport to be complete and is qualified in its entirety by reference to the SPA and the Second Amendment.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2019

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca

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